Media Contact:	William H. Galligan bgalligan@kcsouthern.com	Phone:	816/983-1551

Kansas City Southern Board of Directors Initiates Quarterly Cash Dividend on Common Stock and Declares First Quarter 2012 Dividend

Kansas City, MO, April 2, 2012. On March 30, 2012, Kansas City Southern’s (KCS) (NYSE: KSU) Board of Directors approved the initiation of a quarterly cash dividend for holders of its common stock and declared a first quarter 2012 dividend of $0.195 per share payable on April 27, 2012, to stockholders of record at the close of business on April 16, 2012.

The quarterly common stock cash dividend of $0.195 per share will represent a quarterly payout of approximately $21.4 million, or $85.6 million on an annualized basis. The annual amount of $0.78 per share equates to a yield of approximately 1.1 percent based on KCS’ common stock price at the close of trading on March 30, 2012. Subject to capital availability and a determination that cash dividends continue to be in the best interest of its stockholders, KCS intends to pay a quarterly dividend on an ongoing basis.

“KCS’ continued excellent operating and financial performance, improved balance sheet and positive long-term outlook were the primary catalysts behind the Board’s decision to initiate a quarterly cash dividend to stockholders,” stated President and Chief Executive Officer David L. Starling. “We believe that in 2012, KCS will continue on a growth trend similar to that of the past year; namely mid-single digit volume growth, mid-single digit pricing and low-double digit revenue growth.

“As a company with abundant future growth opportunities, as well as sufficient cash on hand and strong cash flows, we believe KCS can continue to be a leading growth company while returning cash to our stockholders.”

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. The words “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and consume rail freight; revocation of the rail concession of KCS’s subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to the KCS’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligation; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents along the KCS’s rail network, facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; changes in securities and capital markets; loss of key personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about these factors may be found in filings by KCS with the Securities and Exchange Commission, including the KCS’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 1-4717) and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements in this news release to reflect future events or developments.